UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 11, 2020

9 Meters Biopharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37797	27-3948465
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8480 Honeycutt Road, Suite 120, Raleigh, NC 27615
(Address of principal executive offices) (Zip Code)

(919) 275-1933
(Registrant’s telephone number, include area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.0001 Par Value	NMTR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On December 11, 2020, 9 Meters Biopharma, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with William Blair & Company, L.L.C. and Truist Securities, Inc., as representatives of the several underwriters named therein (the “Underwriters”), in connection with the public offering (the “Offering”) of 46,153,847 shares of the Company’s common stock, par value $0.0001 per share, at a price of $0.65 per share, less underwriting discounts and commissions. In addition, pursuant to the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 6,923,077 shares of common stock at the same price, which the Underwriters exercised in full on December 14, 2020.

The Underwriting Agreement contains customary representations, warranties and covenants of the Company and also provides for customary indemnification by the Company and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

The closing of the Offering occurred on December 15, 2020. At closing, the Company received net proceeds of approximately $32.0 million after deducting underwriting discounts and commissions and offering expenses.

The offering was made pursuant to the Company’s effective registration statement on Form S-3 (Registration Statement No. 333-249268), including the prospectus dated October 9, 2020, as supplemented by the prospectus supplement dated December 11, 2020.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

The opinion of the Company’s counsel regarding the validity of the shares issued in the Offering is filed herewith as Exhibit 5.1.

Item 8.01.	Other Events.

On December 10, December 11 and December 15, 2020, the Company issued press releases announcing the launch, pricing and closing, respectively, of the Offering described in Item 1.01. Copies of the press releases are filed as Exhibits 99.1, 99.2 and 99.3, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
Exhibit 1.1
Underwriting Agreement, dated December 11, 2020, by and between 9 Meters Biopharma, Inc., William Blair & Company, L.L.C., and Truist Securities, Inc., as representatives of the several underwriters named therein.

Exhibit 5.1	Opinion of Wyrick Robbins Yates & Ponton LLP.
Exhibit 23.1	Consent of Wyrick Robbins Yates & Ponton LLP (included in Exhibit 5.1).
Exhibit 99.1	Press Release dated December 10, 2020.
Exhibit 99.2	Press Release dated December 11, 2020.
Exhibit 99.3	Press Release dated December 15, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

9 Meters Biopharma, Inc.

Date: December 15, 2020	By:	/s/ Edward J. Sitar
Edward J. Sitar
Chief Financial Officer